SCHEDULE 14A INFORMATION

             Proxy Statement Pursuant to Section 14(a) of
      the Securities Exchange Act of 1934 (Amendment No.       )


Filed by the Registrant                      [ X ]
Filed by a Party other than the Registrant   [   ]

Check the appropriate box:

[   ]Preliminary Proxy Statement
[   ]Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
[ X ]Definitive Proxy Statement
[   ]Definitive Additional Materials
[   ]Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                   AMLI RESIDENTIAL PROPERTIES TRUST
            ----------------------------------------------
           (Name of Registrant as Specified In Its Charter)


                              ----------
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):


[ X ]No fee required.

[   ]$500 per each party to the controversy pursuant to Exchange Act
     Rule 14a-6(i)(3).

[   ]Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
     0-11.

     1)    Title of each class of securities to which transaction applies:

     2)    Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)    Proposed maximum aggregate value of transaction:

     5)    Total fee paid:

           [   ] Fee paid previously with preliminary materials.
           [   ] Check box if any part of the fee is offset as provided by
                 Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                 1)   Amount Previously Paid:

                 2)   Form, Schedule or Registration Statement No.:

                 3)   Filing Party:

                 4)   Date Filed:

                   AMLI RESIDENTIAL PROPERTIES TRUST

                  125 South Wacker Drive, Suite 3100
                        Chicago, Illinois 60606

                              ___________

               NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  and
                            PROXY STATEMENT

                              ___________

                                                    March 23, 2005

Dear Shareholder:

     You are invited to attend our annual meeting of shareholders, which will be held on Monday, April 25, 2005, beginning at eleven o'clock a.m., Chicago time, at 1 Bank One Plaza (20 South Clark), 57th Floor, Chicago, Illinois.

     The formal notice of the annual meeting, and the proxy statement describing the matters on which you may vote, can be found on the following pages. A copy of our annual report on 2004 financial results is enclosed for your review. Also enclosed is a proxy card and a postage-paid return envelope.

     So that your shares will be voted at the meeting, please complete and sign the enclosed proxy card and return it in the enclosed envelope as promptly as possible. You are encouraged to specify your choices on the matters indicated. However, it is not necessary to specify your choice on a matter if you wish to vote in accordance with the recommendation of the Board of Trustees; in such event, merely executing and returning the proxy card will be sufficient.

     I hope that you will be able to attend the annual meeting. If you do, you may vote your shares in person even though you have returned a proxy.






                                  /S/ ALLAN J. SWEET
                                  ALLAN J. SWEET
                                  President

                   AMLI RESIDENTIAL PROPERTIES TRUST

                  125 South Wacker Drive, Suite 3100
                        Chicago, Illinois 60606

                              ___________

               NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                       To Be Held April 25, 2005

                              ___________

     The 2004 annual meeting of shareholders of AMLI Residential
Properties Trust will be held at 1 Bank One Plaza (20 South Clark) 57th Floor, Chicago, Illinois on Monday, April 25, 2005, at eleven o'clock a.m., Chicago time, for the following purposes:

     1. To elect one Trustee to serve for a remaining two year term and three Trustees to serve for a three year term and until their successors are elected and qualify;

     2. To amend the Declaration of Trust to eliminate the classification of the Board of Trustees; and

     3.    To ratify the appointment of KPMG LLP as the AMLI's
           Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2005.

           To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

     The Board of Trustees has fixed the close of business on March 4, 2005 as the record date for determining the shareholders entitled to receive notice of and to vote at the annual meeting.

                                  By Order of the Board of Trustees




                                  GREGORY T. MUTZ

                                  Chairman of the Board and
                                  Chief Executive Officer



Chicago, Illinois
March 23, 2005



     ALL SHAREHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. SHAREHOLDERS WHO DO NOT INTEND TO BE PRESENT AT THE MEETING IN PERSON ARE REQUESTED TO SIGN AND DATE THE ENCLOSED PROXY AND TO RETURN IT IN THE ACCOMPANYING ENVELOPE IN ORDER THAT THE NECESSARY QUORUM MAY BE ASSURED. ANY PROXY MAY BE REVOKED IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT AT ANY TIME BEFORE IT HAS BEEN VOTED AT THE MEETING.

PROXY                                                             PROXY



                   AMLI RESIDENTIAL PROPERTIES TRUST


   This Proxy is Solicited by and on Behalf of the Board of Trustees
                    Annual Meeting of Shareholders
                       To Be Held April 25, 2005



     The undersigned hereby appoints each of John E. Allen, Gregory T. Mutz, Allan J. Sweet, and Philip N. Tague with full power of substitution, to represent the undersigned at the annual meeting of shareholders of AMLI Residential Properties Trust to be held on April 25, 2005, and at any adjournments or postponements thereof, and to cast at such meeting the votes that the undersigned would be entitled to cast if present at such meeting, in accordance with the following instructions. If no instructions are indicated, the shares represented by this Proxy will be voted FOR
Items 1, 2 and 3 on the reverse hereof.

     The undersigned acknowledges receipt of the Notice of Annual Meeting and the Proxy Statement together with this Proxy.



       PLEASE MARK, SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY
                     USING THE ENCLOSED ENVELOPE.



           (Continued and to be signed on the reverse side.)

                              PROXY CARD

                   AMLI RESIDENTIAL PROPERTIES TRUST
           PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER
                      USING DARK INK ONLY. [ X ]

1.   ELECTION OF TRUSTEES:
     Nominees:

     Bruce P. Bickner
     Laura D. Gates
     Marc S. Heilweil                               For All (Except
     Gregory T. Mutz                                Nominee(s) whose
     _________________________    FOR  WITHHOLD     name(s) appear
                                  All    All        below)
                                  [  ]   [  ]
                                                    ________________

                                                    ________________

                                                    ________________


2. To amend the Declaration of Trust to eliminate the classification of the Board of Trustees.

                                  FOR  AGAINST      ABSTAIN
                                  [  ]   [  ]        [  ]


3. To ratify the appointment of KPMG LLP as the Company's independent auditors for the fiscal year ending December 31, 2005.

                                  FOR  AGAINST      ABSTAIN
                                  [  ]   [  ]        [  ]


     Such other business that may properly come before the meeting or any adjournment thereof.


Trustees recommend:  a FOR Vote on Proposals 1, 2 and 3

                 Dated:     ______________________________, 2005


           Signature:       ________________________________________


           Signature, if jointly held_______________________________


           NOTE: Please sign exactly as your name(s) appears. For joint accounts, each owner should sign. When signing as executor, administrator, attorney, trustee or guardian, etc., please give your full title.



                        YOUR VOTE IS IMPORTANT!

       PLEASE MARK, SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY
                      USING THE ENCLOSED ENVELOPE

                               CONTENTS
                               --------

                                                                Page
                                                                ----

     .     Introduction . . . . . . . . . . . . . . . . . . . .    1

     .     Annual Report. . . . . . . . . . . . . . . . . . . .    1

     .     Voting of Proxies. . . . . . . . . . . . . . . . . .    1

     .     Proposal 1 - Election of Trustees. . . . . . . . . .    2

     .     Management . . . . . . . . . . . . . . . . . . . . .    3

     .     Board Committees, Meetings and
           Corporate Governance . . . . . . . . . . . . . . . .    8

     .     Audit Committee Report . . . . . . . . . . . . . . .    9

     .     Summary Compensation Table . . . . . . . . . . . . .   10

     .     Aggregated Option Exercises in 2004 and
           Year-End Option Values . . . . . . . . . . . . . . .   13

     .     Long-term Incentive Plan Awards and Payouts. . . . .   14

     .     Equity Compensation Table. . . . . . . . . . . . . .   14

     .     Option Plan. . . . . . . . . . . . . . . . . . . . .   14

     .     Restricted Share Plan. . . . . . . . . . . . . . . .   15

     .     Performance Incentive Plan . . . . . . . . . . . . .   16

     .     Executive Share Purchase Plan. . . . . . . . . . . .   16

     .     Senior Officer Loan Share Purchase Program . . . . .   17

     .     Incentive Compensation . . . . . . . . . . . . . . .   18

     .     Retirement Savings Plan. . . . . . . . . . . . . . .   18

     .     Compensation of Trustees and
           Trustee Share Compensation Plan. . . . . . . . . . .   18

     .     Non-Competition Agreements, Employment
           Agreements, and Termination of Employment. . . . . .   19

     .     Compensation Committee Interlocks and
           Insider Participation. . . . . . . . . . . . . . . .   19

     .     Executive Compensation Committee
           Report on Executive Compensation . . . . . . . . . .   19

     .     Nominating and Governance Committee. . . . . . . . .   22

     .     Communicating with the Board . . . . . . . . . . . .   24

     .     Attendance by Members of the Board of Trustees
           at the Annual Meeting of Shareholders. . . . . . . .   24

     .     Performance Graph. . . . . . . . . . . . . . . . . .   25

                                                                Page
                                                                ----

     .     Certain Relationships and
           Related Transactions . . . . . . . . . . . . . . . .   26

     .     Relationships with Independent Accountants . . . . .   27

     .     Security Ownership of Certain
           Beneficial Owners and Management . . . . . . . . . .   28

     .     Section 16(a) Beneficial Ownership
           Reporting Compliance . . . . . . . . . . . . . . . .   30

     .     Proposal 2 - Trustees' Proposal to Eliminate the
           Classification of the Board of Trustees. . . . . . .   31

     .     Proposal 3 - Ratification of Appointment
           of Independent Auditors. . . . . . . . . . . . . . .   33

     .     Shareholder Proposals. . . . . . . . . . . . . . . .   33

     .     Proxy Solicitation Expense . . . . . . . . . . . . .   33

     .     Exhibit A - Articles of Amendment to
           AMLI Residential Properties Trust Articles
           of Amendment and Restatement . . . . . . . . . . . .   34

                   AMLI RESIDENTIAL PROPERTIES TRUST
                  125 South Wacker Drive, Suite 3100
                        Chicago, Illinois 60606
                              ___________

                            PROXY STATEMENT
                              ___________

                    Annual Meeting of Shareholders
                   To Be Held Monday, April 25, 2005

                             INTRODUCTION

     This Proxy Statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Trustees (the "Board") of AMLI Residential Properties Trust, a Maryland real estate investment trust ("AMLI"), for use at the annual meeting of AMLI's shareholders to be held on Monday, April 25, 2005, at 1 Bank One Plaza (20 S. Clark) 57th Floor, Chicago, Illinois, at eleven o'clock a.m., Chicago time, and any adjournments or postponements thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting.

     This Proxy Statement and the enclosed form of proxy are first being mailed or given to shareholders on or about March 23, 2005.

                             ANNUAL REPORT

     AMLI's Annual Report for the year ended December 31, 2004, including a copy of AMLI's Annual Report on Form 10-K for the year ended December 31, 2004, as filed with the Securities and Exchange Commission, is being mailed together with this Proxy Statement to each of AMLI's shareholders of record at the close of business on March 4, 2005 (the "Record Date"). Alternatively, AMLI's Annual Report on Form 10-K may be accessed on-line through AMLI's website www.amli.com.

                           VOTING OF PROXIES

     Only shareholders of record of AMLI's common shares of beneficial interest, $.01 par value per share (the "Common Shares"), at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting. Each Common Share is entitled to one vote on all matters voted upon by shareholders. There were 25,433,347 Common Shares outstanding and eligible to vote on the Record Date. A majority of the outstanding Common Shares represented in person or by proxy will constitute a quorum at the meeting.

     Each validly executed proxy returned to AMLI will be voted at the Annual Meeting as indicated on the proxy or, if no indication is made with respect to a proposal, in favor of each proposal in accordance with the recommendations of the Board set forth in this Proxy Statement. AMLI knows of no matters to be presented at the Annual Meeting other than the proposals referred to on the proxy card and described in this Proxy Statement. However, if any other matters are properly presented at the Annual Meeting, the persons named on the enclosed proxy intend to vote the Common Shares represented by them pursuant to the discretionary authority granted them in the proxy.

     Any person submitting a proxy may revoke it at any time before it is exercised by so notifying AMLI in writing or by delivering a duly executed proxy bearing a later date to the Secretary of AMLI. In addition, persons submitting proxies may elect to vote their shares in person at the Annual Meeting, although mere attendance at the Annual Meeting will not serve to revoke a proxy.

                              PROPOSAL 1
                         ELECTION OF TRUSTEES


     Four Trustees, constituting one Class I Trustee and all three
Class II Trustees, are to be elected at the Annual Meeting. Unless Proposal 2 is approved, the Class I Trustee will serve for the last two years of a three-year term until AMLI's annual meeting of shareholders in 2007, and the Class II Trustees will serve for three-year terms until AMLI's annual meeting of shareholders in 2008 and until their respective successors are elected and qualify, or until earlier death, resignation or removal. Assuming the presence of a quorum, Trustees will be elected by a plurality of the votes cast at the Annual Meeting. There is no cumulative voting for Trustees. For purposes of the election of Trustees, abstentions will not be counted as votes cast and will have no effect on the result of the vote, although they will count toward the presence of a quorum.

     The Board of Trustees has nominated Bruce P. Bickner for the Class I position and three members of the class of Trustees whose terms are expiring in 2005 to serve for new terms. Each validly executed proxy returned to the Company will be voted at the Annual Meeting for the four nominees listed below, unless the proxy specifies otherwise. Each of the nominees listed below is a member of the present Board. Biographical information for each of the nominees is set forth under the caption "Management."

                               NOMINEES

                           Bruce P. Bickner
                            Laura D. Gates
                           Marc S. Heilweil
                            Gregory T. Mutz




     If any nominee should unexpectedly become unavailable for service, proxies will be voted for another person selected by the Board, unless the proxy specifies otherwise.

                              MANAGEMENT

TRUSTEES AND EXECUTIVE OFFICERS

     The following table sets forth certain information with respect to AMLI's Trustees and executive officers. AMLI has a nine-member Board of Trustees. The Board of Trustees has determined that a majority (presently five Trustees) are not affiliated with AMLI Realty Co. and its affiliates and successors and are independent as determined by the New York Stock Exchange (each an "Independent Trustee"). The basis for determination of the independence of each Independent Trustee has been specific inquiry and Board consideration of the responses thereto. There is no circumstance or fact known by the Board which causes it to believe that the Independent Trustees are not, in fact, independent. Messrs. Mutz, Allen and Sweet have been Trustees since the organization of AMLI. Messrs. Heilweil, McConahey and Schreiber have been Trustees since February 28, 1994. Mr. Tague and Ms. Gates have been Trustees since March 14, 1995. Mr. Bickner has been a Trustee since October 7, 2004, when he was appointed to the Board to become Chairman of the Audit Committee and the Committee's designated Financial Expert. Each of the other individuals named below as an executive officer of the Company accepted his or her position upon formation of AMLI, except Messrs. Tague and Kraft, who accepted their positions in September 1994; Mr. Chapman, who accepted his positions in December 1997; Mr. Small, who accepted his position in January 2002; and Mr. Hallsey who accepted his position in July 2003. As of March 1, 2005, except for Mr. Allen, no AMLI officer holds any position with AMLI Realty Co. and its affiliates.

     Mr. Sweet and Mr. Tague shared the responsibilities of the Chief Executive Officer from January 1, 1999 until February 2, 2004, on which date Mr. Mutz re-assumed the responsibility he had as Chief Executive Officer from AMLI's inception through 1998. Mr. Sweet and Mr. Tague continue in their prior roles as President and Executive Vice President, respectively. Mr. Allen retired as an AMLI employee effective January 1, 2005. Mr. Tague has been a full-time employee of the Company since 1997.

NAME                  AGE   POSITION
----                  ---   --------
Gregory T. Mutz        59   Chairman of the Board
                            and, as of February 2, 2004, CEO
                            (term expires in 2005)
John E. Allen          68   Vice-Chairman of the Board
                            (term expires in 2007)
Allan J. Sweet         57   President (Co-CEO until February 2, 2004)
                            and Trustee
                            (term expires in 2006)
Philip N. Tague        56   Executive Vice President
                            (Co-CEO until February 2, 2004)
                            and Trustee
                            (term expires in 2007)
Bruce P. Bickner*      61   Trustee (term expires in 2007)
Laura D. Gates*        54   Trustee (term expires in 2005)
Marc S. Heilweil*      59   Trustee (term expires in 2005)
Stephen G. McConahey*  61   Trustee (term expires in 2006)
John G. Schreiber*     58   Trustee (term expires in 2006)
Robert J. Chapman      57   Executive Vice President/Chief Financial
                            Officer
Steven F. Hallsey      51   Executive Vice President - Property
                            Management and CEO of AMLI Management
                            Company
Charles C. Kraft       57   Senior Vice President and Treasurer/
                            Principal Accounting Officer
Gregory A. O'Berry     44   President
                            AMLI Management Company
Stephen C. Ross        47   Executive Vice President - Development
Steven L. Small        49   Executive Vice President/Chief Information
                            Officer

____________________

     *     Independent Trustee.


     The following is a biographical summary of the experience of AMLI's Trustees and executive officers and certain other significant employees:

     Gregory T. Mutz. Mr. Mutz is Chairman of the Board (and, effective February 2, 2004, Chief Executive Officer) of AMLI, a successor company to AMLI Realty Co., which he co-founded in 1980. Mr. Mutz is a Director of the ABN-AMRO Alleghany Family of Mutual Funds and a Director of Alico, Inc. (NASDAQ: ALCO), a Florida-based agribusiness and land company, and he serves on the Board of the National Multifamily Housing Council. Mr. Mutz had been CEO of AMLI until November 1998 and thereafter co-CEO of AMLI until January 1, 2002. From November 1998 until June 30, 2003 Mr. Mutz was President and CEO of UICI, a diversified Dallas-based insurance and financial services company which is the parent company of AMLI Realty Co., and was Vice Chairman of the Board of UICI during the six months ended December 31, 2003. Prior to founding AMLI, Mr. Mutz was an officer with White, Weld & Co., Incorporated, a New York investment-banking firm (1976-
1978) and was associated with the Chicago law firm of Mayer, Brown, Rowe & Maw LLP (1973-1976). He received a B.A. from DePauw University in 1967 and a J.D. from the University of Michigan Law School in 1973. Mr. Mutz served as an infantry lieutenant in Vietnam from 1968 to 1969.

     John E. Allen. Mr. Allen is Vice-Chairman of AMLI's Board and is President and a Director of AMLI Realty Co., which he co-founded in 1980. Prior to co-founding AMLI Realty Co., he was a partner at the Chicago law firm of Mayer, Brown, Rowe & Maw LLP, with which he had been associated since 1964. Mr. Allen received a B.S. in Business from Indiana University in 1961 and a J.D. from the Indiana University School of Law in 1964.

     Allan J. Sweet. Mr. Sweet is AMLI's President and, with Mr. Tague, had been AMLI's Co-CEO from January 1, 1999 until February 2, 2004. He has been associated with AMLI since its inception and, prior to that time, with AMLI Realty Co. since 1985. Prior to joining AMLI Realty Co., Mr. Sweet was a Partner in the Chicago law firm of Schiff Hardin & Waite, with which he had been associated since 1978. He received a B.B.A. from the University of Michigan in 1968 and a J.D. from the University of Michigan Law School in 1973. From 1980 to 1983, Mr. Sweet was a trustee of American Equity Investment Trust, an over-the-counter equity REIT. He is a Director of the National Multifamily Housing Council and is a member of the Association of Foreign Investors in Real Estate, the Pension Real Estate Association, and NAREIT.

     Philip N. Tague. Mr. Tague is AMLI's Executive Vice President and, with Mr. Sweet, had been AMLI's Co-CEO from January 1, 1999 through February 2, 2004. He has been associated with the Company since its inception and with AMLI Realty Co. since 1981. Prior to joining AMLI Realty Co., Mr. Tague was associated with the Chicago law firm of Mayer, Brown, Rowe & Maw LLP (1977-1981). He received a B.A. from Northwestern University in 1971 and a J.D. from Ohio State University College of Law in 1977. He is an officer and/or member of a number of industry groups including the Atlanta Apartment Association, the Georgia Apartment Association, ULI, NAIOP, REIAC, CORE NET and the National Multifamily Housing Council.

     Bruce P. Bickner. Mr. Bickner currently chairs the Audit Committees of the boards of directors of Nicor, Inc. and Nicor Gas Company (Natural Gas Distribution). He also serves on the boards of directors of Gel Med Sciences, Inc. (Biotechnology) and PlantGenix, Inc. (Biotechnology). He was employed by DEKALB Genetics Corporation (Agricultural Seed and Biotechnology) from 1988 to 2000 where he served as Chairman and Chief Executive Officer and by DEKALB Energy Company (Oil and Gas Exploration) where he held various management positions from 1975 to 1986 and then served as Chairman and Chief Executive Officer from 1986 to 1995. Mr. Bickner was also employed by Monsanto Company (Agribusiness) as Executive Vice President for Competitor Strategy (2000-2001) and Co-President, Global Seed Group (1998-1999). Additionally, he was associated with the law firm of Sidley & Austin (1968-1975), most recently as a partner specializing in antitrust and securities/commodities matters. Mr. Bickner has also served on the boards of directors for Heinold Commodities, Inc. (Commodity Brokerage), Heinold Hog Markets, Inc. (Live Hog Marketing), Lindsay Manufacturing Company (Irrigation Equipment Manufacturer), Pride Oil Well Services, Inc. (Oil/Gas Well Servicing), Arizona Feeds, Inc. (Animal Feed) and Dynapol, Inc. (Food Additives). Mr. Bickner has a JD from the University of Michigan School of Law (1968) and a BA (Political Science) from DePauw University (1965). His experience in higher education also includes being the Acting Chief Executive Officer and Chair of Board of Trustees of North Park University, a member of the President's Advisory Council, Chair of the Law School Capital Campaign Committee and member of the Law School Committee of Visitors of the University of Michigan, and a member of the Board of Visitors of DePauw University and the Board of Advisors, Northern Illinois University School of Nursing.

     Laura D. Gates. Ms. Gates is an Independent Consultant since 2000. From 1994 to 2000 she was Vice President for Museum Affairs and later Vice President, International at the Field Museum of Natural History in Chicago.

Prior thereto she was a principal of McKinsey & Company, Inc. from 1986 to 1993 and an Associate in that firm from 1980 to 1985. Ms. Gates received a B.A. from Wellesley College in 1972 and an M.B.A. from the Harvard University Graduate School of Business Administration in 1976.

     Marc S. Heilweil. Mr. Heilweil has been President of Spectrum Advisory Services, Inc., an investment counseling company based in Atlanta, Georgia since 1991. He is also the portfolio manager of Marathon Value Portfolio, an equity mutual fund registered under the Investment Company Act of 1940. Previously, he was President of Heilweil Hollander
Jacobs, Inc. from 1986 to 1991 and worked as an investment counselor from 1977 to 1986. Mr. Heilweil practiced law from 1974 to 1977. Mr. Heilweil received a B.A. from Yale University in 1967 and a J.D. from Yale University Law School in 1974.

     Stephen G. McConahey. Mr. McConahey is currently Chairman of SGM Capital, a private investment company. Until October 1999, Mr. McConahey held the position of President and Chief Operating Officer of EVEREN Securities, Inc. and EVEREN Capital Corporation, where he was responsible for the day to day operations of the firm, chaired the operating committee and served as a member of the board of directors. EVEREN was purchased by First Union Corporation in October 1999. Prior to EVEREN, Mr. McConahey was Senior Vice President of corporate and international development at Kemper Corporation and Executive Vice President at Kemper Financial Services. Prior to Kemper, Mr. McConahey was Chairman and Chief Executive Officer of Boettcher and Company, a regional securities brokerage firm headquartered in Denver, Colorado. Mr. McConahey received his bachelor's degree from the University of Wisconsin and MBA from the Harvard University Graduate School of Business Administration. Earlier in his career, Mr. McConahey received a White House Fellowship and subsequently served as Special Assistant to President Gerald Ford. Prior to his fellowship, Mr. McConahey was with the consulting firm of McKinsey and Company.

     John G. Schreiber. Mr. Schreiber is President of Centaur Capital Partners, Inc., a family investment firm. He is also Co-Founder and Partner of Blackstone Real Estate Advisors, L.P., which manages large real estate private equity funds. Mr. Schreiber is a Director of a number of mutual funds advised by T. Rowe Price Associates, Inc. Mr. Schreiber is also a Director of The Brickman Group, Ltd., and JMB Realty Corporation and a number of its affiliates. Prior to his retirement as an officer of JMB Realty Corporation in 1990, Mr. Schreiber was Chairman of JMB/Urban Development Co. and an Executive Vice President of JMB Realty Corporation. Mr. Schreiber received a B.B.A. from Loyola University in Chicago in 1968 and an M.B.A. from Harvard University Graduate School of Business in 1970.

     Robert J. Chapman. Mr. Chapman is AMLI's Executive Vice President and Chief Financial Officer. Mr. Chapman joined AMLI in December of 1997. Previously, Mr. Chapman was Managing Director of Heitman Capital Management Corporation (1994-97), Managing Director and Chief Financial Officer of JMB Institutional Realty Corporation (1994) and Managing Director and Chief Financial Officer of JMB Realty Corporation (1976-94). He was also associated with KPMG LLP (1972-76). Mr. Chapman received a B.B.A. in 1970 and an M.B.A. in 1971 from the University of Cincinnati and is a CPA. Mr. Chapman is or has been a member of the Association of Foreign Investors in Real Estate, the Mortgage Bankers Association, the National Association of Real Estate Investment Trusts, the National Multi Housing Council, the Real Estate Investment Advisory Council, the Pension Real Estate Association, the Urban Land Institute, the International Council of Shopping Centers, The American Institute of Certified Public Accountants and the Illinois CPA Society. In addition to having been a National Association of Securities Dealers registered representative, he served as a Board Member of the National Association of Real Estate Companies and the Real Estate Advisory Council of the University of Cincinnati.

     Steven F. Hallsey. Mr. Hallsey is Executive Vice President of AMLI and Chairman of the Board and Chief Executive Officer of AMLI Management Company, a subsidiary of AMLI which provides property management, leasing and corporate homes services to the AMLI portfolio. Prior to joining AMLI, Mr. Hallsey was associated with Charles E. Smith Residential, a division of Archstone-Smith Trust, as Executive Vice President (2001-2003). His responsibilities included managing a 25,000-unit apartment portfolio in five major markets. Prior to that, Mr. Hallsey was Senior Vice President of Asset Management at Glenborough Realty Trust (1998-2001); President and COO of Western National Group (1995-1998); President of Harbor Group International (1994-1995); Senior Vice President at Balcor-American Express (1990-1994) and Senior Executive Vice President at Clark Financial Corporation (1983-1990).

     Charles C. Kraft. Mr. Kraft is AMLI's Senior Vice President, Treasurer, and Principal Accounting Officer and had been associated with AMLI Realty Co. from 1983 through 1996. Mr. Kraft is responsible for financial reporting, tax planning, treasury and cash management operations.

Prior to joining AMLI Realty Co., he was associated with the Chicago office of KPMG LLP (1968-1982) in that firm's national real estate practice. Mr. Kraft received an A.B. from Wabash College in 1968. He is a past Director of the Chicago Board of Realtors and is a CPA. Mr. Kraft is a member of The American Institute of Certified Public Accountants and the Illinois CPA Society.

     Gregory A. O'Berry. Mr. O'Berry is Senior Vice President of AMLI and President of AMLI Management Company and has been with the Company since April 1995. He has overall responsibility for revenue management, procurement, asset maintenance, and various ancillary services provided to all AMLI-managed communities. He was previously associated with Lincoln Property Company (1985-1995), most recently as Vice President - Finance and Administration (Midwest) in Chicago, Illinois. Mr. O'Berry received a B.S. in Accounting from the University of Illinois in 1982 and is a CPA. He is past President and is currently a member of the Board of Directors and the Executive Committee of the Chicagoland Apartment Association.

     Stephen C. Ross. Mr. Ross is Executive Vice President - Development of AMLI and has been with AMLI since its inception; prior thereto he was with AMLI Realty Co. since 1989. Mr. Ross is responsible for development activities in Chicago and other regions. Prior to joining AMLI Realty Co., he was associated with JMB Realty Corporation in Chicago and New York City where he had certain portfolio management and acquisition responsibilities.

Mr. Ross received a B.S. from the University of Rochester in 1978 and an M.B.A. from the University of Chicago in 1981. He is a member of the Urban Land Institute and was a founding Director of the Central Region of REIAC.

     Steven L. Small. Mr. Small is AMLI's Executive Vice President and Chief Information Officer. Mr. Small joined AMLI in September 2000 and is responsible for AMLI's technology infrastructure including its wide area network, ERP financial and reporting systems, and technical support operations. Prior to joining AMLI, he owned a company that designed and installed voter registration databases for large municipalities such as Chicago and Phoenix. Mr. Small graduated from the University of Illinois in 1977 with a Bachelor of Science Degree in Computer Engineering.

OTHER SENIOR OFFICERS
---------------------

     Mark T. Alfieri. Mr. Alfieri is Senior Vice President of Acquisitions responsible for acquisition activities in Texas and Colorado. Prior to joining AMLI in 1999, he was a Vice President with FultsOncor Investment Services (1997-1999) who specialized in the sale of office, industrial and multifamily properties to real estate investors. He was President and Founder of Revest Group, Inc. (1992-1997), an asset management company, and Vice President with Performance Properties Corporation (1987-1991). Mr. Alfieri holds a B.B.A. in Marketing from Texas A&M University. He is a licensed real estate broker in Texas.

     Peggy D. Butterworth. Ms. Butterworth is Executive Vice President of AMLI Management Company. Prior to joining AMLI in 1994, she had been associated with AMLI Realty Co. since 1988. Prior to joining AMLI Realty Co., she was Divisional Vice President for the Trammell Crow Company (1979-
1988). Ms. Butterworth attended the Virginia Polytechnic Institute and State University.

     Mark T. Evans. Mr. Evans is President of AMLI Residential Construction LLC. He has overall responsibility for the allocation of personnel, resources and systems relating to the Company's multifamily land development and construction activities and is actively involved in the planning, development and product selection for the Company's communities. Joining the Company in 1994, Mr. Evans was previously associated with Peachtree Residential Properties as Director of Purchasing (1992-1994); Roberts Properties (1990-1992); Grove Construction (1986-1990); and AMLI Realty Co. (1983-1986). Mr. Evans graduated from the University of Florida in 1982.

     Rosita A. Lina. Ms. Lina is AMLI's Senior Vice President and Controller. Prior to joining AMLI in 1994, she had been associated with AMLI Realty Co. since 1985. Ms. Lina is responsible for the Company's accounting operations. Prior to joining AMLI Realty Co., she was Accounting Manager for four years with Urban Investment and Development Co. in Chicago, Illinois. Ms. Lina received a B.B.A. from the University of the East in Manila, Philippines in 1965 and is a CPA. She is a member of The American Institute of Certified Public Accountants and the Illinois CPA Society.

     Fred N. Shapiro.  Mr. Shapiro is Senior Vice President of
Acquisitions. Prior to joining the Company in 1994, he had been associated with AMLI Realty Co. since 1984. He is responsible for acquisition activities in the Midwest. Mr. Shapiro received a B.A. from New York University in 1971 and a J.D. from John Marshall Law School in 1978.

     Leslie S. Sterman is Senior Vice President, Human Resources. Ms. Sterman joined AMLI in November 1999 and leads the Human Resources department in servicing employees in all aspects of employment. Prior to joining AMLI, she was employed with Edelman Public Relations as Vice President Human Resources for their U.S. division (1998-1999). She also worked at American Express Travel Related Services (1984-1998) for the Travel and Card divisions in various Human Resource positions. Ms. Sterman graduated in 1981 with a B.A. from Ohio State University and received her M.S. from Syracuse University in 1983. She is a member of the Society of Human Resource Management, the Society of Human Resource Professionals and a member of the National Multi-housing Council's HR Forum.


BOARD COMMITTEES, MEETINGS AND CORPORATE GOVERNANCE

     AMLI has standing Audit, Executive Compensation, and Nominating & Governance Committees of the Board. Each such Committee has a written charter which is available on AMLI's website at www.amli.com.

     Messrs. Bickner (Chairman), Heilweil and McConahey constitute the Audit Committee. The Board has determined that Mr. Bickner is the Audit Committee "Financial Expert" within the meaning of that term as described in Item 401 of Regulation S-K. Each member of the Audit Committee is an independent Trustee. The Audit Committee is responsible for the engagement of independent public accountants. The Audit Committee reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of and pre-approves audit and non-audit services, including fees, reviews AMLI's internal audit function, and reviews the adequacy of AMLI's internal accounting controls. The Audit Committee met 13 times during the year 2004 and met once each in January and February 2005 to carry out its responsibilities as detailed in its charter which was adopted on May 1, 2000, and which was amended in 2003 to reflect expanded responsibilities undertaken by the Audit Committee in 2003.

     Messrs. Schreiber (Chairman) and McConahey, and Ms. Gates constitute the Executive Compensation Committee. Each member of the Executive Compensation Committee is a "non-employee trustee" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and all members of the Executive Compensation Committee are Independent Trustees. The Executive Compensation Committee determines the compensation of AMLI's three officers who are also Trustees and the Chief Financial Officer, and administers AMLI's option plan, executive share purchase plan, restricted share plan, forgivable loan plan and certain other employee benefit plans. See "Option Plan," "Executive Share Purchase Plan," "Restricted Share Plan," "Incentive Compensation," "Retirement Savings Plan," "Non-Competition Agreements, Employment Agreements, and Termination of Employment," and "Executive Compensation Committee Report on Executive Compensation" below. The Executive Compensation Committee met six times in 2004, one time in January 2005, and one time in February 2005 regarding compensation matters for 2004.

     Ms. Gates (Chairman) and Messrs. Heilweil and Schreiber constitute the Nominating & Governance Committee. Each member of the Nominating & Governance Committee is an Independent Trustee. This committee was formed late in 2002 to identify individuals qualified to become Board members, and to recommend that the Board select the trustee nominees to be voted on at the annual meetings of shareholders; to develop and recommend to the Board the Corporate Governance Guidelines applicable to the Company; and to review any plan of succession for the position of Chief Executive Officer. The Nominating & Governance Committee met once during 2004 and again in January 2005.

     Executive sessions of non-management Trustees are held at the end of each regularly-scheduled quarterly Board Meeting. On April 26, 2004 Mr. McConahey was appointed Lead Trustee and, in such capacity, among other things, presides over each such executive session.

     Seven meetings of the full Board were held in 2004. AMLI expects that each Trustee will attend all Board Meetings. Each Trustee who held such position in 2004 attended at least 80% in the aggregate of all meetings of the Board and any committee on which such Trustee served.

     The Board has adopted Corporate Governance Guidelines and a Code of Business Conduct which are available on AMLI's website at www.amli.com.


AUDIT COMMITTEE REPORT

     The Audit Committee has reviewed and discussed with management and with AMLI's Independent Registered Public Accounting Firm AMLI's audited financial statements for the year ended December 31, 2004. These discussions included matters required to be discussed by Statement on Auditing Standards No. 61, which includes, among other things, (1) methods used to account for significant or unusual transactions; (2) the effect of significant accounting policies in emerging areas for which there is a lack of authoritative guidance; (3) the process used by management in formulating sensitive accounting estimates and the basis for the auditor's conclusions regarding the reasonableness of those estimates; and (4) any disagreements with management over the application of accounting principles, the basis for management's accounting estimates, and the disclosures in the financial statements.

     The Audit Committee has received the written disclosures and the letter from our independent Registered Public Accounting Firm, KPMG LLP, as required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and has discussed with the independent Registered Public Accounting Firm the issue of their independence from the Company. The Audit Committee has considered whether the provision of non-audit services by KPMG LLP to AMLI for the fiscal year ended December 31, 2004, as described in this Proxy Statement under "Relationships with Independent Accountants," is compatible with maintaining KPMG LLP's independence.

     The Audit Committee has established confidential and anonymous procedures for receipt of accounting, internal control and auditing concerns.

     Based on its review of the audited financial statements and discussions related thereto, the Audit Committee has recommended to the Board of Trustees that the audited financial statements be included in AMLI's Annual Report on Form 10-K for the year ended December 31, 2004.


                      Bruce P. Bickner, Chairman
                           Marc S. Heilweil
                         Stephen G. McConahey

                                           EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth certain information regarding the compensation of Mr. Mutz, CEO of the
Company, and the Company's four other most highly compensated executive officers during 2004, 2003 and 2002.  The table includes compensation from all sources for services rendered to the Company and its subsidiaries during these years.

                                   ANNUAL COMPENSATION            LONG-TERM COMPENSATION
                          --------------------------------- ----------------------------------
                                                                     AWARDS           PAYOUTS
                                                            -----------------------   -------
                                                  OTHER      RESTRICTED  SECURITIES
                                                  ANNUAL       SHARE     UNDERLYING    LTIP    ALL OTHER
NAME AND                   SALARY     BONUS    COMPENSATION    AWARDS     OPTIONS     PAYOUTS COMPENSATION
PRINCIPAL POSITION   YEAR   ($)        ($)        ($) (1)      ($)(2)     (NUMBER)    ($) (3)   ($) (4)
------------------   ----  -------  ---------  ------------  ----------  ----------   ------- ------------
Gregory T. Mutz
 CEO and Chairman
 of the Board of
 Trustees (5) . . .  2004  $297,917  $ 51,667      $ 66,617        --          --         --       $ 2,204
                     2003  $ 40,000  $   --          25,071        --         4,000       --          --
                     2002  $ 40,000  $   --          12,535        --          --       72,965        --

Allan J. Sweet
 President and
 Trustee (5). . . .  2004  $300,000  $ 43,917      $108,564     256,000        --         --       $ 2,204
                     2003  $300,000  $199,500      $147,105     107,200        --         --       $12,738
                     2002  $285,000  $169,500      $ 29,945        --        60,000   $ 72,965     $ 9,823

Philip N. Tague
 Executive Vice
 President and
 Trustee (5). . . .  2004  $300,000  $ 43,917      $ 90,939     256,000        --         --       $ 2,204
                     2003  $300,000  $199,500      $144,841     107,200        --         --       $12,738
                     2002  $285,000  $169,500      $ 12,535        --        60,000   $ 72,965     $ 9,810

Robert J. Chapman
 Executive Vice
 President -
 Chief Financial
 Officer. . . . . .  2004  $262,500  $ 36,167      $ 82,117     192,000        --         --       $ 2,204
                     2003  $262,500  $ 99,750      $ 45,474      88,440        --         --       $ 9,993
                     2002  $250,000  $ 84,750      $ 26,255        --        40,000       --       $ 7,583





                                   ANNUAL COMPENSATION            LONG-TERM COMPENSATION
                          --------------------------------- ----------------------------------
                                                                     AWARDS           PAYOUTS
                                                            -----------------------   -------
                                                  OTHER      RESTRICTED  SECURITIES
                                                  ANNUAL       SHARE     UNDERLYING    LTIP    ALL OTHER
NAME AND                   SALARY     BONUS    COMPENSATION   AWARD(S)    OPTIONS     PAYOUTS COMPENSATION
PRINCIPAL POSITION   YEAR   ($)        ($)        ($) (1)      ($)(2)     (NUMBER)    ($) (3)   ($) (4)
------------------   ----  -------  ---------  ------------  ----------  ----------   ------- ------------
Stephen Hallsey
 Executive Vice
 President -
 Property
 Management (5) . .  2004  $230,000  $ 75,000      $ 17,429      80,000        --         --       $ 2,204
                     2003  $112,500  $ 40,000      $  4,320     120,600        --         --       $20,000

(1)    During 2003 AMLI paid $90,000 in compensation to each of Mr. Sweet and Mr. Tague in full satisfaction of
       AMLI's obligations regarding its pre-existing split dollar life insurance policies covering the lives of
       Mr. Sweet and Mr. Tague.  The Company pays the cost of personal income tax preparation services for
       Mr. Mutz ($7,746 for 2004) Mr. Sweet ($2,627, $2,264 and $2,413 for 2004, 2003 and 2002, respectively)
       and for Mr. Chapman ($3,000, $3,000 and $2,900 for 2004, 2003 and 2002, respectively).

       During 2004, 2003 and 2002 compensation based on the 15% discount under the Executive Share Purchase Plan was as follows:
                                                      2004            2003           2002
                                                     -------        -------        -------
       Mr. Mutz                                      $14,997           --             --
       Mr. Sweet                                      14,998         14,999         14,997
       Mr. Tague                                        --           14,999           --
       Mr. Chapman                                    14,997         15,000         14,998
       Mr. Hallsey                                     3,989           --             --

       During 2004, 2003 and 2002, compensation resulting from scheduled forgiveness of loans was as follows:

                                                      2004            2003           2002
                                                     -------        -------        -------
       Mr. Mutz                                      $43,874         25,071         12,535
       Mr. Sweet                                      67,899         34,082         12,535
       Mr. Tague                                      67,899         34,082         12,535
       Mr. Chapman                                    46,264         22,722          8,357
       Mr. Hallsey                                      --             --             --

       During 2004 and 2003 cash compensation resulting from distribution equivalents paid on restricted shares was as follows:
                                                      2004            2003
                                                     -------        -------
       Mr. Mutz                                      $     0              0
       Mr. Sweet                                      23,040          5,760
       Mr. Tague                                      23,040          5,760
       Mr. Chapman                                    17,856          4,752
       Mr. Hallsey                                    13,440          4,320




(2)    The values in the table are based on AMLI's closing share value on December 31, 2003 ($26.80) and on
       December 31, 2004 ($32.00).  Restricted shares awarded in 2003 and 2004 vest one-third at the beginning of each of the third, fourth and fifth years following the date of each award.

       The total value of restricted shares held by each executive officer at December 31, 2004, based on the closing $32 value of AMLI shares at December 31, 2004, was as follows:

                                                      Number
                                                        of
                                                      Shares                        Value
                                                      ------                      --------
       Mr. Mutz                                            0                      $      0
       Mr. Sweet                                      12,000                      $384,000
       Mr. Tague                                      12,000                      $384,000
       Mr. Chapman                                     9,300                      $297,600
       Mr. Hallsey                                     7,000                      $224,000

       On January 31, 2005 the Board of Trustees approved an additional award of restricted shares as follows:
       8,282 restricted shares to Mr. Mutz, 7,040 restricted shares each to Mr. Sweet and Mr. Tague, 5,797 restricted shares to Mr. Chapman, and 4,500 restricted shares to Mr. Hallsey.  The January 31, 2005 award of restricted shares will vest one-third on each of January 31, 2006, 2007 and 2008.

(3)    LTIP Payouts include amounts earned as distribution equivalents and reported as "all other compensation"
       in previous periods.

(4)    The employer contributions by AMLI under the Retirement Savings Plan for Messrs. Mutz, Sweet, Tague,
       Chapman and Hallsey were $2,000 each in 2004 and 2003 and $1,000 each in 2002.  See "Retirement Savings
       Plan" below. The Company paid an annual premium each year ($204 in 2004) to provide long-term disability and $50,000 of group term life and Accidental Death insurance for each of the named executive officers.
       During 2003 and 2002, Messrs. Sweet and Tague were each credited with $11,539 and $8,512, respectively;
       and Mr. Chapman was credited with $8,794 and $6,384, respectively; in Performance Units (as defined under
       "Performance Incentive Plan" below) as distribution equivalents corresponding to the amount of distributions made on the number of units of limited partnership interest ("Units") in AMLI Residential
       Properties, L.P. (the "Operating Partnership") underlying the Performance Units respectively held by each of them.  In 2004 the Performance Units were cancelled and the credits disclosed and included in the table above for 2003 and 2002 were never (and will not be at any future date) realized.  See "Long-Term
       Incentive Plan Awards" and "Performance Incentive Plan" below.  During 2002 Mr. Sweet received $112 and
       Mr. Tague received $99, respectively, in taxable income relating to split dollar life insurance policies maintained jointly by the Company and these officers. AMLI's participation in these policies terminated early in 2002.  Mr. Hallsey was paid a $20,000 moving allowance following commencement of his employment in July 2003.

(5)    On February 2, 2004 Gregory T. Mutz succeeded Messrs. Sweet and Tague as CEO; the amount reported as 2004 salary for Mr. Mutz is based on an annual rate of $325,000 for 2004.

       Mr. Hallsey commenced employment on July 1, 2003; the amount reported as 2003 salary for Mr. Hallsey is based on an annual rate of $225,000 for 2003.





OPTION GRANTS

     During 2004 no Options were granted to any named executive officers or any key employees and officers of the
Company and its subsidiaries.  On January 31, 2005 a total of 446,640 Options with an exercise price of $28.57 each were awarded to key employees, officers and Trustees, including 231,140 awarded to the five most highly compensated officers named in the following table.


AGGREGATED OPTION EXERCISES IN 2004 AND YEAR-END OPTION VALUES

     The following table sets forth certain information concerning exercises of options during 2004 by each of the executive officers named in the summary compensation table above and the year-end value of unexercised options owned by such executive officers.


                                                      NUMBER OF SECURITIES         VALUE OF UNEXERCISED
                         SECURITIES                   UNDERLYING UNEXERCISED      IN-THE-MONEY OPTIONS AT
                         ACQUIRED ON    VALUE          OPTIONS AT YEAR-END            YEAR-END (3) ($)
                          EXERCISE     REALIZED    --------------------------- ---------------------------
NAME                     (NUMBER)(1)    ($)(2)      EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
----                     -----------  ----------    -----------  -------------  -----------  -------------

Gregory T. Mutz              16,729   $  480,372        14,334          4,000     $154,239     $   35,632
Allan J. Sweet               36,740   $1,102,888        26,666        131,667     $237,753     $1,283,857
Philip N. Tague              24,781   $  720,389       102,333        131,667     $951,467     $1,283,857
Robert J. Chapman            19,810   $  612,124        63,333         91,667     $561,387     $  890,298
Steve Hallsey                  0      $     0             0              0        $   0        $     0

___________

 (1) Shown net of shares deemed tendered upon "seasoned share" exercises.

 (2) Computed as the number of options exercised multiplied by the difference between fair value per share at date of exercise and the exercise price per share.

 (3) Calculated based on the year-end share value of $32.00 per share.


LONG-TERM INCENTIVE PLAN AWARDS AND PAYOUTS

     From 1995 to 2001, 116,200 Performance Units (as defined under "Performance Incentive Plan" below) were awarded to key employees and officers of the Operating Partnership and the Service Companies pursuant to AMLI's performance incentive plan. All such Performance Units outstanding at December 31, 2003 were redeemed for cash or cancelled in 2004. The Performance Units held by each of the executive officers named in the Summary Compensation Table were cancelled.


EQUITY COMPENSATION TABLE

     The following summarizes as of December 31, 2004 AMLI's equity compensation plans, all of which have been approved by shareholders:

                                                            (c)
                                                         Number of
                                                        securities
                                                         remaining
                      (a)                                available
                   Number of                            for future
                 securities to           (b)          issuance under
                be issued upon    Weighted-average      equity com-
                 exercise of       exercise price     pensation plans
                  outstanding      of outstanding    (excluding secur-
               options, warrants  options, warrants   ities reflected
                  and rights         and rights       in column (a))
               -----------------  -----------------  -----------------

Option Plan        1,144,999            $22.36          1,505,956

Restricted
  Share Plan         109,800              --              141,000

Trustee Share
  Acquisition Plan      0                 --               18,337

Executive Share
  Purchase Plan         0                 --              352,305

     The January 31, 2005 award of 446,640 options has increased the number of shares to be issued under the Option Plan to 1,591,639. The January 31, 2005 award of 72,809 restricted shares has increased the number of restricted shares issued and outstanding under the Restricted Plan from 109,800 to 182,609.

     Each of AMLI's equity compensation plans is described in detail in the paragraphs which follow.


OPTION PLAN

     In 1994 AMLI adopted the Option Plan to provide incentives to attract and retain Trustees, officers and key employees and service providers. The summary of the Option Plan set forth below is qualified in its entirety by the text of the Option Plan.

     The Option Plan provides for the grant of options to purchase a specified number of Common Shares or Units ("Options"). Under the Option Plan, the maximum number of Common Shares available for grant and available to be issued upon exchange of Units issued under the Option Plan is equal to 3,450,000 (increased from 1,000,000 in 1998 and from 2,000,000 in 2000 and from 2,850,000 in 2002 pursuant to amendment to the Plan).

     Participants in the Option Plan, who may be AMLI Trustees, officers or employees, or AMLI service providers to, AMLI, its subsidiaries or designated affiliates, will be selected by the Executive Compensation Committee. Approximately 50 Trustees, officers and employees are currently eligible to participate in the Option Plan. The Executive Compensation Committee will also determine the terms of Options granted under the Option Plan including, among other things, the exercise price of Options, whether Incentive Share Options ("ISOs") or non-qualified Options shall be granted, the number of Common Shares or Units subject to each Option and the vesting schedule applicable to each such Option. AMLI Trustees are also eligible to participate but, in the case of Trustees who are not also employees of AMLI, only pursuant to automatic grants set forth in the Option Plan and described under "Compensation of Trustees" below.

     The Executive Compensation Committee may amend any award previously granted, prospectively or retroactively. However, options granted may not be subsequently amended to provide for any change in exercise price. No such amendment may impair the rights of any participant under any award without the consent of such participant (except for any amendment made to cause the Option Plan to qualify for an exemption provided by Rule 16b-3 under the Exchange Act). The Option Plan authorizes the Executive Compensation Committee to grant Options at an exercise price determined by the Executive Compensation Committee. Such price cannot be less than 100% of the fair market value of the Common Shares or Units on the trading date immediately preceding the date on which the Option in respect thereof is granted. Subject to certain limitations regarding real estate investment trust ("REIT") qualification and taxes, with respect to any individual, the aggregate fair market value (determined at the time the Option is granted) of Common Shares with respect to which ISOs may be granted under the Option Plan, which Options are exercisable for the first time during any calendar year, may not exceed $100,000. No Option may be granted or exercised if the grant or exercise of such Option could cause the Company to fail to qualify as a REIT for Federal income tax purposes or to incur additional taxes under Section 857 of the Internal Revenue Code of 1986, as amended (the "Code"). The exercise price is payable in cash or, pursuant to a 2003 amendment to the Option Plan, a deemed tender of shares held at least one year. The vesting provisions of the Options will be determined by the Executive Compensation Committee, except with regard to Options received by Independent Trustees as described under "Compensation of Trustees" below.

     The right of any participant to exercise an Option may not be transferred in any way other than by will or the laws of descent and distribution.

     Through December 31, 2004, AMLI's CEO and the four most highly compensated executive officers have received Options under the Option Plan as follows: Mr. Mutz, 222,000; Mr. Sweet, 437,000; Mr. Tague, 419,500;
Mr. Chapman, 231,000; and Mr. Hallsey, none. No Options were granted to such executive officers in 2003 or 2004, but additional options were awarded to each of these executive officers on January 31, 2005 (see Executive Compensation Committee Report on Executive Compensation). AMLI's Independent Trustees have received Options as described under "Compensation of Trustees" below.


RESTRICTED SHARE PLAN

     In 2003 AMLI adopted Amendment No. 1 to its Senior Officer Share Acquisition Plan, which it has subsequently renamed the Restricted Share Plan. Awards under this plan have replaced awards pursuant to the Senior Officer Loan Share Purchase Program. Subject only to continued employment during the vesting period, employees receiving restricted share awards in 2003 or 2004 vest one-third each at the end of the third, fourth and fifth years following each annual award. Employees participating in the award made on January 31, 2005 vest one-third each at the end of the first, second and third years following the award. Participants receive cash compensation equal to dividends that they would have received had the shares not been restricted. Participants are not entitled to vote restricted shares until vesting occurs.

PERFORMANCE INCENTIVE PLAN

     On January 30, 1995, the Board adopted a performance incentive plan (the "Performance Incentive Plan") pursuant to which performance units ("Performance Units") may be awarded to employees of the Operating Partnership and the Service Companies. The Performance Incentive Plan is a form of phantom equity plan, with each Performance Unit awarded under the plan intended to be equal in value to a Unit, the value of which corresponds to the value of a Common Share. The Executive Compensation Committee selects the employees eligible to participate in the Performance Incentive Plan, determines the number of Performance Units, if any, to award to a participant and the terms and conditions of the award, and administers the Performance Incentive Plan. The number of Performance Units held by an employee will be increased proportionally to reflect distributions made with respect to Units, which distributions correspond to dividends paid with respect to Common Shares. Performance Units will become payable to the employee upon determination by the Executive Compensation Committee that the particular performance objectives specified by the Executive Compensation Committee have been met or upon a "change in control" (as defined in the Performance Incentive Plan). Payment on Performance Units will be made in a number of Units equal to the number of eligible Performance Units held by an employee on the payment date, except that Performance Units held by an employee who is subject to Section 16 of the Exchange Act with respect to AMLI will be payable in an amount of cash equal to the fair market value of the Units which would otherwise be paid to such employee. Under the Performance Incentive Plan, the total number of Performance Units available for grant and the total number of Common Shares available to be issued upon exchange of Units issued under the Performance Incentive Plan will be equal to 250,000.

     No Performance Units were awarded to employees and officers of the Operating Partnership and the Service Companies in 2003 or 2002, and AMLI does not anticipate making any future awards of units pursuant to this Plan.

     In December 2003 AMLI agreed to pay cash to all but the five most senior participants in the PIP, in exchange for termination of any future rights and benefits that these thirty participants had pursuant to the PIP.

On January 15, 2004 AMLI paid these thirty plan participants $1,197,000 in full satisfaction of any and all future liabilities of AMLI under the PIP, except those with respect to Mr. Mutz, Mr. Allen, Mr. Sweet, Mr. Tague and Mr. Chapman. AMLI had recorded expense totalling $700,000 over the years 1998 through 2003 for the potential liability under the PIP to these five individuals. As of September 30, 2004 it became apparent that it was very unlikely that the performance criteria would ever be met, and Messrs. Mutz, Allen, Sweet, Tague and Chapman agreed to give up any future rights on benefits under the PIP as of that date.


EXECUTIVE SHARE PURCHASE PLAN

     The "Executive Share Purchase Plan" was adopted by the Board effective May 1, 1996 and was approved at the 1996 annual meeting of shareholders. All Trustees who are not employees of AMLI were eligible to participate in the Executive Share Purchase Plan through 1999. Other eligible participants are officers and employees of AMLI, the Operating Partnership and the Service Companies, designated by AMLI's Executive Compensation Committee.

     Eligible participants who are AMLI officers or employees may elect to purchase Common Shares, and eligible participants who are employees of the Operating Partnership or Service Companies may elect to purchase Units (which the participant is required to exchange immediately for an equal number of Common Shares), during quarterly window periods. A "window period" is the ten business day period commencing on the third business day following AMLI's quarterly public release of earnings. Participants may only purchase Common Shares or Units during one window period in any calendar year. The maximum value of Common Shares or Units which may be purchased is the lesser of $100,000 or 50% of the participant's base salary. The purchase price per Common Share or Unit is 85% of the fair market value of a Common Share or Unit on the trading day immediately preceding the date of purchase.

     Prior to July 2002, participants electing to make purchases under the Executive Share Purchase Plan could elect to receive a loan for up to 80% of the purchase price, provided that, in no event could a participant have more than $200,000 principal amount of loans outstanding under this Plan at any time. These loans bear interest at a fixed rate of 150 basis points over the then current ten-year Treasury bond rate. The Plan has now been amended to preclude the Company from providing or arranging any financings of shares issued pursuant to the Plan subsequent to July 2002.

     The Common Shares may not be sold, assigned, transferred or pledged (except to secure a loan) during the period ending on the earlier of
(i) the fifth anniversary of the purchase date, (ii) the date of a Change in Control of AMLI, or (iii) the date that the participant terminates employment or service on the Board, as applicable. In addition, the Common Shares may not be transferred while they are serving as collateral for a loan under the Executive Share Purchase Plan. Generally, a Change in Control will be deemed to occur upon acquisition of more than 20% of AMLI's voting stock by any party (other than by certain related parties), a merger, sale of substantially all of AMLI's assets, the liquidation of the Company, or the election of Trustees constituting a majority of the Board who were not recommended by the incumbent Trustees.

     During 2004, seven officers acquired a total of 19,249 Common Shares pursuant to this Plan. Total expense recorded in 2004 for the 15% discount, including the Service Companies' shares, was $80,776. At December 31, 2004, the aggregate outstanding balance of recourse loans made pursuant to this Plan was $16,012. See "Security Ownership of Certain Beneficial Owners and Management" below.


SENIOR OFFICER LOAN SHARE PURCHASE PROGRAM

     The Senior Officer Loan Share Purchase Program was replaced in 2002 by the Restricted Share Plan.

     Since 1997, the Executive Compensation Committee of the Board has approved a total of $9,830,795 in recourse loans to the three officers who are also Trustees and sixteen other officers to enable them to acquire on the open market a total of 442,794 of the Company's Common Shares. All 442,794 shares had been acquired by February 28, 2002. These loans bear interest at rates ranging from 3.91% to 6.23% and generally have terms of nine years. The aggregate remaining balances of these loans totalled $1,961,201 at December 31, 2004 and the remaining unpaid amounts of each officer's loans are included in the amounts set forth in the footnotes to the security ownership table. No additional loans will be made by AMLI pursuant to this program.

     Since 1999, the Company has made $3,098,000 of additional loans to 22 Senior Officers of the Company which they used to acquire Company shares on the open market (62,100 shares for $1,297,000 in 1999, 39,876 shares for $881,000 in 2000, and 36,805 shares for $920,000 in 2001). These loans are subject to forgiveness over the five year period commencing December 1999, 2000 or 2001 (based solely on each employee's continued employment with AMLI), as follows: 10% following the end of the second year, an additional 20% following the end of the third year, an additional 35% following the end of the fourth year, and the final 35% at the end of the fifth year.
See "Security Ownership of Certain Beneficial Owners and Management" below.

The aggregate remaining balances of these loans totalled $1,438,041 at December 31, 2004 ($752,835 at March 1, 2005). No additional loans will be made by AMLI pursuant to this program.

INCENTIVE COMPENSATION

     A bonus incentive compensation plan (the "Bonus Plan") is in place for executive and key officers. This program awards bonuses to executive officers and certain other key officers covered under the plan based on the achievement of specified targets and goals for AMLI and the individual officer. The primary targets are based upon annual Funds from Operations (defined as income (loss) before minority interest of Unit holders in the Operating Partnership and extraordinary items plus certain non-cash items, primarily depreciation) per share, Common Share price performance compared to performance of the share price of selected competitors and benchmarking against the economic performance of selected competitors. The amount of bonus is based on a formula determined for each officer based on a range of up to 100% of base compensation. The Executive Compensation Committee may also grant discretionary bonuses to certain officers based upon an assessment of such an officer's performance.

     Bonuses for 2004, 2003 and 2002 for AMLI's most highly compensated executive officers are set forth in the summary compensation table. See "Summary Compensation Table" above.


RETIREMENT SAVINGS PLAN

     AMLI and its affiliates have adopted a joint retirement savings plan (the "Retirement Savings Plan") for their full-time employees. The Retirement Savings Plan is a qualified plan pursuant to Sections 401(a) and 401(k) of the Internal Revenue Code. Employees of AMLI, the Operating Partnership and the Service Companies are generally eligible to participate in the Retirement Savings Plan after one full year of service. Eligible employees may contribute each year up to 15% of their compensation to the Retirement Savings Plan. AMLI or such entity matches each participating employee's annual contributions, to a maximum of $2,000 per employee. Employees are not vested in AMLI's or such entity's contributions until the third anniversary of their employment.

     As of January 1, 1995 the Retirement Savings Plan was amended to provide for an additional contribution by the Company, the Operating Partnership or one of the Service Companies, as applicable, equal to a percentage determined by management of each eligible employee's compensation. No such contributions were made for any of the three years ended December 31, 2004.

     The employer contributions by AMLI under the Retirement Savings Plan during 2004, 2003 and 2002 for the CEO and the four other most highly compensated executive officers of the Company are set forth in footnote
(4) to the summary compensation table. See "Summary Compensation Table" above.


COMPENSATION OF TRUSTEES AND TRUSTEE SHARE COMPENSATION PLAN

     In 2004 the Company paid its Independent Trustees at the annual rate of $16,000 (of which $12,000 was represented by newly-issued Common Shares following each dividend record date pursuant to the terms of the Company's Trustee Share Compensation Plan) plus $1,000 for each Board meeting or committee meeting attended. Each independent Trustee also receives 2,000 Options annually. Effective in 2004, Mr. McConahey receives an additional $3,000 quarterly in his capacity as Lead Independent Trustee, and Mr. Bickner receives an additional $2,500 quarterly in his capacity as Chairman of the Audit Committee and the Board's designated Financial Expert. Mr. Allen, the Vice-Chairman of the Board, was paid compensation of $30,000 ($12,000 in cash and $18,000 represented by newly-issued Common Shares), in his capacity as Vice-Chairman of the Board. Mr. Allen also receives 3,000 Options annually. In addition, AMLI reimburses all Trustees for expenses incurred in attending meetings. Messrs. Mutz, Sweet and Tague are not paid any Trustees' fees.

     Pursuant to the Option Plan (described above), Messrs. Heilweil, McConahey and Schreiber and Ms. Gates were each granted, effective as of the time they became Trustees, a ten-year Option to acquire 2,000 Common Shares at fair market value on the trading day immediately preceding the date of the grant (in the case of Messrs. Heilweil, McConahey and Schreiber, the initial public offering price of $20.50 per share, and in the case of Ms. Gates, $18.00 per share. A Trustee's initial Options are not exercisable until after the first anniversary of the date of grant. The exercise price is payable in cash or, pursuant to a 2003 amendment to the Option Plan, a deemed tender of shares held for at least one year.


NON-COMPETITION AGREEMENTS, EMPLOYMENT AGREEMENTS AND TERMINATION
OF EMPLOYMENT

     The three officers who are also Trustees and 17 other AMLI officers have each entered into an employment agreement which includes a non-competition provision. The non-competition provision of each employment agreement prohibits each officer from engaging directly or indirectly in the multifamily residential property business (as defined) other than on behalf of AMLI during the period the officer is an employee of AMLI and for a period of either 12 months, 18 months, or 24 months from termination of employment. Upon both a change in control of AMLI and a change in circumstance of the employee (as such terms are defined in the agreements), the employment agreements provide for immediate vesting of all previously unvested Options and Restricted Shares, cash payment equal to one, two or three times average compensation (as defined) and additional cash compensation to each employee who might be subject to excise taxes under
Section 4999 of the Internal Revenue Code so that the Employee receives that amount before the application of income taxes that he would receive if he were not subject to such excise taxes.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     There are no Executive Compensation Committee interlocks or insider participation on the Executive Compensation Committee.


EXECUTIVE COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Executive Compensation Committee of the Board consists of three Trustees who are not employees of the Company, the Operating Partnership or a Service Company, and who are Independent Trustees. The Executive Compensation Committee reviews and approves all remuneration arrangements for the three senior officers who are also trustees, and for the Chief Financial Officer (the "Senior Executives"), and administers the Option Plan, the Executive Share Purchase Plan, the Restricted Share Plan, and the Bonus Plan. The Executive Compensation Committee also reviews and adopts or recommends to shareholders the adoption of new employee benefit plans or modifications to existing plans. The Executive Compensation Committee met six times in 2004, once in January 2005, and once in February 2005 regarding 2004 compensation matters.

     AMLI's executive compensation program is intended to attract, incentivize, reward and retain experienced and motivated executives who contribute to AMLI's growth. The goal of the Executive Compensation Committee in setting Senior Executive compensation is to align the interests of the executives with those of AMLI's shareholders, focusing on long-term growth of Funds From Operations ("FFO") and increases in shareholder value. The Executive Compensation Committee, in administering

AMLI's executive compensation program, considers recommendations from management and extensive available data concerning executive compensation at other equity real estate investment trusts and companies in other businesses. The Executive Compensation Committee periodically discusses with senior management the cost and desirability of engaging an independent compensation consultant, and elected to do so in 2003 to obtain information relative to administering executive compensation for 2003 and 2004. The Executive Compensation Committee expects to continue to review this decision annually.

     For 2004 and beyond, the Committee has discretion to authorize subjective cash bonuses. The Committee has also established incentives for objective cash bonuses that are contingent upon, among other things, AMLI's achieving certain FFO targets.

     AMLI's executive compensation currently consists of an executive's base salary, cash bonus, discounted purchases under the Executive Share Purchase Plan, Options to acquire Common Shares under the Option Plan, and restricted Common Shares under the Amended Senior Officer Share Acquisition Plan.

     BASE SALARY. Executive salary levels are designed to reward Company employees for performing their normal duties. Salary levels are established on the basis of a number of factors including management recommendations, prior salary history with the Company, industry comparables, individual performance and overall Company results. The salaries of the President and the Executive Vice President - Development are being maintained at $300,000 in 2005, the same salaries they were paid in 2004, and in 2003 when they were also co-CEO's. On February 2, 2004 Mr. Mutz was elected CEO at an annual salary rate of $325,000, which is also his salary in 2005.

     COMPENSATION OF CHIEF EXECUTIVE OFFICER. For 2004 the Executive Compensation Committee determined the compensation of Mr. Mutz as follows:

     Discretionary cash bonuses are awarded based on the Company's FFO for the year as well as its relative performance compared to its peers. For 2004 Mr. Mutz received a cash bonus of $51,667 based on actual FFO per Share of $2.01. He received no bonus based on AMLI's FFO per Share relative to that of its peers.

     Long-term incentive compensation is awarded based on the returns earned by the Company's shareholders, the Company's return performance compared to that of its peers, and a discretionary component. On January 31, 2005 Mr. Mutz was awarded 8,282 restricted common shares and 59,160 options to acquire common shares at an exercise price of $28.57 per share. Approximately 53% of his award was based on the total return to the Company's shareholders exceeding the 15% maximum target shareholder return in 2004, approximately 38% was based on the total return to the Company's shareholders relative to AMLI's peer group over the past three and five years, and approximately 9% was discretionary and was based on Mr. Mutz's overall performance during the year.

     BONUSES. AMLI's executive officers participate in the Bonus Plan. A portion of the bonus each year is based on pre-established goals concerning FFO and benchmarking Company FFO and share price performance against those of other multifamily real estate investment trusts. A discretionary portion is also based on achievement of individual job goals and for extraordinary contributions to the Company's results for the past year. A cash bonus of $51,667 each was paid to the CEO for 2004. Cash bonuses paid to other Senior Executives in 2005 for 2004 performance averaged 14.4% of 2004 base salary.

     OPTIONS. Awards of Options under the Option Plan had been designed to utilize the award of interests in AMLI and the Operating Partnership in order to tie Senior Executive compensation to the creation of shareholder value and allow the Senior Executives to share in AMLI's success. See "Long-Term Incentive Plan Awards" above for a description of the vesting provisions of Performance Units awarded in prior years. No options were awarded during 2004 except for 2,000 Options awarded to each of AMLI's five independent Trustees and 3,000 Options awarded to the Vice Chairman of the Board. On January 31, 2005 the Committee approved the award of 446,640 additional options, including 59,160 to the CEO and 171,980 to the four next most highly compensated officers.

     RESTRICTED SHARES. In 2003 the Committee approved the award of 46,900 restricted Common Shares, and on February 2, 2004 approved the award of 76,050 additional restricted Common Shares under the Amended and Restated Senior Officer Share Acquisition Plan ("Restricted Share Plan") in recognition of the continuing desirability of aligning the interests of management and shareholders. On January 31, 2005 the Committee approved the award of 72,809 additional restricted Common Shares, including 8,282 to the CEO and 24,377 to the four next most highly compensated officers.

     It is the Executive Compensation Committee's intention that, so long as it is consistent with the Company's overall compensation objectives, all executive compensation be deductible for Federal income tax purposes.
Section 162(m) of the Internal Revenue Code limits the tax deduction for compensation paid to the Company's Chief Executive Officers and the four most highly compensated officers who are employed at fiscal year end to $1 million per year, unless certain requirements are met. The Company's ability to meet the REIT distribution requirements, and the portion of the Company's distributions which constitute taxable dividend income, rather than return of capital, may be impacted by Section 162(m).

     The Executive Compensation Committee does not believe that any compensation paid by the Company in 2004 would meet the tests under
Section 162(m) for a disallowance of compensation deductions; nor does it presently intend that any such deductions be disallowed in the future. However, the Executive Compensation Committee, in setting future Senior Executive compensation, will continue to consider the long-run interests of the Company, balancing any non-deductibility under Section 162(m) against the need for the Company to adequately compensate its executive officers for services rendered.


                   EXECUTIVE COMPENSATION COMMITTEE

                      John G. Schreiber, Chairman
                            Laura D. Gates
                         Stephen G. McConahey

                  NOMINATING AND GOVERNANCE COMMITTEE

NOMINATION OF TRUSTEES
----------------------

     Trustees may be nominated by the Board of Trustees or by shareholders in accordance with the Bylaws of AMLI. The Nominating & Governance Committee reviews the qualifications of various persons to determine whether they might make good candidates for consideration for membership on the Board of Trustees. The Nominating and Governance Committee will review all proposed nominees for the Board of Trustees, including those proposed by shareholders, in accordance with its mandate contained in its charter. This will include a review of the person's judgment, experience, independence, understanding of AMLI's business or other related industries and such other factors as the Nominating & Governance Committee determines are relevant in light of the needs of the Board of Trustees and the company. The Nominating & Governance Committee will select qualified candidates and review its recommendations with the Board of Trustees, which will decide whether to invite the candidate to be a nominee for election to the Board of Trustees.

     AMLI does not pay a fee to any third party to identify or assist in identifying or evaluating potential nominees.

     Each nominee for election as a Trustee is either an AMLI executive officer or is standing for reelection, except that Mr. Bickner was appointed to the Board on October 7, 2004, and is standing for election for the first time. If the Nominating and Governance Committee receives a nominee recommendation from a shareholder or group of shareholders that has beneficially owned more than 5% of the company's voting common shares for at least 1 year as of the date of the recommendation, the name of the candidate, the name(s) of the shareholder(s) who recommended the candidate and whether the Nominating & Governance Committee chose to nominate the candidate must be provided, if the consent of both the shareholder and the candidate has been received.

     For a shareholder to submit a candidate for consideration by the Nominating and Governance Committee, a shareholder must notify AMLI's Secretary. In addition, AMLI's Bylaws permit shareholders to nominate directors at a shareholder meeting. To make a director nomination at the 2006 Annual Meeting, a shareholder must notify the Company's Secretary not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting, unless the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary date, in which event notice must be delivered not less than 60 days nor more than 90 days prior to the 2005 Annual Meeting date or the tenth day following the day on which public announcement of the Annual Meeting date is first made. Notices should be sent to: Secretary, AMLI Residential, 125 S. Wacker Drive, Suite 3100, Chicago, Illinois 60606. In either case, the notice must meet all of the requirements contained in our Bylaws.

     The notice must set forth:

     . the name, age, business address and residence address of the proposed nominee;

     .     the principal occupation or employment of the proposed nominee;

     . any other information relating to the proposed nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of Trustees pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;

     . any other information the shareholder believes is relevant concerning the proposed nominee;

     . a written consent of the proposed nominee(s) to being named as a nominee and to serve as a Trustee if elected;

     . whether the proposed nominee is going to be nominated at the annual meeting of shareholders or is only being provided for consideration by the Nominating & Governance Committee;

     . the name and record address of the shareholder who is submitting the notice;

     . the class or series and number of AMLI voting shares which are owned of record or beneficially by the shareholder who is submitting the notice;

     . a description of all arrangements or understandings between the shareholder who is submitting the notice and any other person (naming such person) pursuant to which the nomination is being made by the shareholder who is submitting the notice;

     . if the shareholder who is submitting the notice intends to nominate the proposed nominee at the annual meeting of shareholders, a representation that the shareholder intends to appear in person or by proxy at the Annual Meeting to nominate the proposed nominee named in the notice; and

     . any other information relating to the shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of Trustees pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.



                  NOMINATING AND GOVERNANCE COMMITTEE

                       Laura D. Gates, Chairman
                           Marc S. Heilweil
                           John G. Schreiber

                     COMMUNICATING WITH THE BOARD

     Shareholders may communicate directly with the Board of Trustees and may also direct such communications solely to non-management Trustees or the Lead Trustee. All communications should be directed to AMLI's Secretary at: Secretary, AMLI Residential, 125 S. Wacker Drive, Suite 3100, Chicago, Illinois 60606 and should prominently indicate on the outside of the envelope that it is intended for the Board of Trustees, for non-management trustees, or for the Lead Trustee. Each communication intended for the Board of Trustees and received by the Secretary which is related to AMLI's operations and is not otherwise commercial in nature will be promptly forwarded to the specified party following its clearance through normal security procedures. The communication will not be opened, but rather will be forwarded unopened to the intended recipient.


            ATTENDANCE BY MEMBERS OF THE BOARD OF TRUSTEES
                 AT THE ANNUAL MEETING OF SHAREHOLDERS

     AMLI encourages each member of the Board of Trustees to attend each annual meeting of shareholders. All trustees attended the annual meeting of shareholders held on April 25, 2004.

PERFORMANCE GRAPH

     The following line graph compares the change in the Company's cumulative shareholder return on its Common Shares to the cumulative total return of the Standard & Poor's 500 Stock Index ("S&P 500 Index") and the NAREIT Equity REIT Total Return Index ("NAREIT Index") from December 31, 1999 to December 31, 2004. The graph assumes the investment of $100 in the Company and each of the indices on December 31, 1999 and the reinvestment of all dividends. The return shown on the graph is not necessarily indicative of future performance.


[PERFORMANCE GRAPH]

                                       December 31,
                ------------------------------------------------------
                    1999     2000     2001     2002     2003     2004
                  -------  -------  -------  -------  -------  -------
AMLI
 Residential
 Properties
 Trust. . . . .   $100.00  $132.47  $146.64  $134.31  $183.70  $234.37

NAREIT
 Index. . . . .   $100.00  $126.37  $143.97  $149.47  $204.98  $269.70

S&P 500
 Index. . . . .   $100.00  $ 90.90  $ 80.09  $ 62.39  $ 80.29  $ 89.02


     A $100.00 investment in the Company at December 31, 1999, increased to $132.47 at December 31, 2000, increased to $146.64 at December 31, 2001, decreased to $134.31 at December 31, 2002, increased to $183.70 in 2003 and increased again to $234.37 at December 31, 2004.

     The NAREIT Index, adjusted to $100.00 at December 31, 1999 increased to $126.37 at December 31, 2000, increased to $143.97 at December 31, 2001, increased to $149.47 at December 31, 2002, increased to $204.98 at December 31, 2003 and increased again to $269.70 at December 31, 2004.

     The S&P 500 Index, adjusted to $100.00 at December 31, 1999, decreased to $90.90 at December 31, 2000, Decreased to $80.09 at
December 31, 2001, decreased to $62.39 at December 31, 2002, increased to $80.29 at December 31, 2003 and increased to $89.02 at December 31, 2004.

            CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


CORPORATE SERVICES AGREEMENT

     Pursuant to a corporate services agreement among the Management Company, AIA, Amrescon ("the Service Companies"), the Operating Partnership and AMLI, the Operating Partnership and the Management Company provide various managerial, administrative, accounting, investor relations, and other services related to the operations and administration of the Management Company, AIA, Amrescon, the Operating Partnership and AMLI. The corporate services agreement provides for the parties to reimburse the Operating Partnership and the Management Company quarterly for costs incurred with respect to this agreement. AMLI, the Management Company and Amrescon paid $0, $486,316 and $369,164, respectively, to the Operating Partnership pursuant to the corporate services agreement in 2004. AMLI, the Operating Partnership and Amrescon paid $0, $1,746,130 and $693,769, respectively, to the Management Company pursuant to the corporate services agreement in 2004.

     Unless the Management Company acts in bad faith, is grossly negligent, recklessly disregards its duty, or engages in willful misconduct, the Management Company will have no liability to AMLI or the Operating Partnership resulting from the performance of its duties under the corporate services agreement. The Management Company is required to indemnify AIA, Amrescon, AMLI and the Operating Partnership for any damages arising out of the Management Company's default under the corporate services agreement or as a result of the Management Company's gross negligence. Similarly, AIA, Amrescon, AMLI and the Operating Partnership are obligated to indemnify the Management Company for any damages arising out of their respective defaults under the corporate services agreement or as a result of their gross negligence.

RELATIONSHIPS WITH INDEPENDENT ACCOUNTANTS

     KPMG LLP has been the independent Registered Public Accounting Firm that audits the financial statements of AMLI and its subsidiaries since AMLI's inception in 1994.

     The Audit Committee has adopted policies and procedures for pre-approving all audit and non-audit work performed by KPMG LLP.

     The following table presents fees for professional audit services rendered by KPMG LLP for the audit of AMLI's annual financial statements for 2004, 2003 and 2002, and fees billed for other services rendered by KPMG LLP.

                                    2004        2003        2002
                                 ----------  ----------  ----------

     Audit Fees . . . . . . . .  $1,127,450     769,600     686,200
     Audit-Related Fees . . . .      51,000       7,500       7,000
     Tax Fees . . . . . . . . .     288,800     285,400     292,100
     All Other Fees . . . . . .       --          --          --
                                 ----------  ----------  ----------
         Total Fees . . . . . .  $1,467,250   1,062,500     985,300
                                 ==========  ==========  ==========

In the above table, "audit fees" is comprised of amounts billed by KPMG LLP for professional services for the audit of AMLI's consolidated financial statements included in Form 10-K and review of financial statements included in Form 10-Q's, including all services required to comply with the standards of the Public Company Accounting Oversight Board (United States), comfort letters, audits of co-investment partnerships and review of documents filed with the SEC (including in 2004 such costs attributable to additional services performed resulting from the requirements of the Sarbanes-Oxley Act); "audit-related fees" are fees billed by KPMG LLP for audit and related services that are traditionally performed by KPMG LLP including our employee benefit plan audit, audit services that are not required by statute or regulation and other items reasonably related to the performance of the audit or review of our financial statements; "tax fees" are fees for tax compliance, tax advice and tax planning including services provided to co-investment partnerships.

     The $357,850 increase in "Audit Fees" from 2003 to 2004 is primarily attributable to services performed relating to complying with the attestation requirements of Section 404 of the Sarbanes-Oxley Act, net of resultant costs savings for the Annual Audit.

               SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                         OWNERS AND MANAGEMENT


     The following table sets forth the beneficial ownership of the Common Shares as of March 1, 2005 for (1) each person who is known to AMLI to have been the beneficial owner of more than five percent of the Common Shares outstanding on March 1, 2005, (2) each Trustee of AMLI and each executive officer of AMLI named in the summary compensation table and (3) AMLI's Trustees and executive officers as a group. The number of Common Shares beneficially owned by a person includes the number of Common Shares into which Units or Series B Preferred Shares beneficially owned by the person are exchangeable and convertible and the number of Common Shares for which a person holds an option, exercisable within sixty days of March 1, 2005, to acquire.

                                        COMMON SHARES   PERCENT OF ALL
NAME AND ADDRESS                         BENEFICIALLY   COMMON SHARES
OF BENEFICIAL OWNER (1)                   OWNED (2)           (2)
----------------------                  -------------   --------------

Security Capital Preferred Growth
  Inc. (3). . . . . . . . . . . . . . . . . 3,125,000            10.9%
Security Capital Research and
  Management, Incorporated (3). . . . . . . 2,631,500            10.3%
Deutsche Bank AG (4). . . . . . . . . . . . 2,381,372             9.4%
Cohen and Steers Capital
  Management, Inc. (5). . . . . . . . . . . 3,467,400            13.6%
Clarion CRA Securities (6). . . . . . . . . 1,623,400             6.4%
Gregory T. Mutz (7) . . . . . . . . . . . .   466,033             1.8%
John E. Allen (8) . . . . . . . . . . . . .   128,112             0.5%
Allan J. Sweet (9). . . . . . . . . . . . .   203,782             0.8%
Philip N. Tague (10). . . . . . . . . . . .   257,225             1.0%
Bruce P. Bickner (11) . . . . . . . . . . .     2,198             0.0%
Laura D. Gates (12) . . . . . . . . . . . .    32,445             0.1%
Marc S. Heilweil (13) . . . . . . . . . . .    23,248             0.1%
Stephen G. McConahey (14) . . . . . . . . .    20,978             0.1%
John G. Schreiber (15). . . . . . . . . . .    35,720             0.1%
Robert J. Chapman (16). . . . . . . . . . .   165,834             0.7%
Steve F. Hallsey (17) . . . . . . . . . . .     1,770             0.0%

All Trustees and executive officers
  as a group (15 persons) . . . . . . . . . 1,586,707             6.2%

----------

(1) Unless otherwise noted, the address for each of the persons or entities is 125 South Wacker Drive, Suite 3100, Chicago, Illinois 60606.

(2) Assumes that all Units and Series B Preferred Shares held by the person are exchanged and converted for Common Shares and that none of the Units or Series B Preferred Shares held by other persons are so exchanged or converted and that all options exercisable within sixty days of March 1, 2005 to acquire Common Shares held by the person are exercised and no options to acquire Common Shares held by other persons are exercised.

(3) Information with regard to Security Capital Preferred Growth, Incorporated, 11 South LaSalle Street, Chicago, IL 60603 is based on Amendment No. 2 to Schedule 13G, dated February 14, 2005. Total shares reported are AMLI's entire issue of 3,125,000 Series B Cumulative Convertible Redeemable Preferred Shares of Beneficial Interest. The Series B Preferred Shares were issued at a price of $24 per share, are convertible to Common Shares on a one-for-one basis, are non-callable until 2007, and carry an annual dividend equal to the greater of $1.80 per share or the current annual dividend rate on Common Shares, which is currently $1.92 per share. The Series B Preferred shares do not have voting rights.

     Information with regard to Security Capital Research and Management Incorporated, (a registered investment adviser), 11 South LaSalle Street, Chicago, IL 60603, is based solely on Amendment No. 3 to
     Schedule 13G, dated January 10, 2005.

(4) Information with regard to Deutsche Bank AG, Taunusanlage 12, D-60325, Frankfurt au Main, Federal Republic of Germany, is based solely on Schedule 13G filed on February 8, 2005 and includes the following:

           Deutsche Bank AG . . . . . . . . . . . . .     2,307,300
           Deutsche Bank Trust Company
             Americas . . . . . . . . . . . . . . . .        25,682
           Deutsche Asset Management Inc. . . . . . .        38,990
                                                          ---------
                                                          2,381,372
                                                          =========

(5) Information with regard to Cohen & Steers Capital Management, Inc. (an Investment Adviser registered under Section 203 of the Investment Advisers Act of 1940), 757 Third Avenue, New York, New York 10017, is based solely on Schedule 13G filed on February 14, 2005.

(6)  Information with regard to Clarion CRA Securities is based solely on
     Schedule 13G filed March 2, 2005.

(7) Mr. Mutz, directly and through various trusts and other affiliates, beneficially owned 440,875 Common Shares and 10,824 Units and held 14,334 currently exercisable Options to acquire Common Shares. Starting in November 1996, Mr. Mutz has financed the acquisition of 116,935 Common Shares with recourse loans from the Company. The maximum loan balance between January 1, 2004 and March 1, 2005 was $43,874; the loan balance is $0 as of January 1, 2005.

(8) Mr. Allen, directly and through affiliates, beneficially owned 123,678 Common Shares and 1,434 Units and held 3,000 currently exercisable Options to acquire Common Shares.

(9) Mr. Sweet, directly and through various trusts and other affiliates, beneficially owned 201,949 Common Shares and 1,833 Units and held no currently exercisable Options to acquire Common Shares.
     Starting in November 1996, Mr. Sweet has financed the acquisition of 110,685 Common Shares with recourse loans from the Company. The maximum aggregate loan balances between January 1, 2004 and March 1, 2005 were $605,971; such loan balances totalled $481,900 at March 1, 2005 and bear interest at fixed rates ranging from 3.91% to 5.88%.

(10) Mr. Tague beneficially owned 154,892 Common Shares and held 102,333 currently exercisable Options to acquire Common Shares. Starting in November 1996, Mr. Tague has financed the acquisition of 106,274 Common Shares with recourse loans from the Company. The maximum aggregate loan balances between January 1, 2004 and March 1, 2005 were $605,971; such loan balances totalled $481,900 at March 1, 2005, and bear interest at fixed rates ranging from 3.91% to 5.88%.

(11) Mr. Bickner beneficially owned 198 Common Shares and held 2,000 currently exercisable options to acquire Common Shares.

(12) Ms. Gates beneficially owned 18,600 Common Shares and held 13,845 currently exercisable Options to acquire Common Shares.

(13) Mr. Heilweil beneficially owned 9,403 Common Shares and held 13,845 currently exercisable Options to acquire Common Shares.

(14) Mr. McConahey beneficially owned 16,978 Common Shares and held 4,000 currently exercisable Options to acquire Common Shares.

(15) Mr. Schreiber beneficially owned 21,875 Shares and held 13,845 currently exercisable Options to acquire Common Shares.

(16) Mr. Chapman beneficially owned 102,501 Common Shares and held 63,333 currently exercisable options to acquire Common Shares. Starting in December 1997, Mr. Chapman has financed the acquisition of 73,465 Common Shares with recourse loans from the Company. The maximum aggregate loan balances between January 1, 2004 and March 1, 2005 were $622,978; such loan balances totalled $526,262 at March 1, 2005 and bear interest at fixed rates ranging from 3.91% to 5.88%.

(17) Mr. Hallsey beneficially owned 1,770 Common Shares.



                             SECTION 16(a)
               BENEFICIAL OWNERSHIP REPORTING COMPLIANCE


     Section 16(a) of the Exchange Act requires the Company's Trustees, certain of the Company's officers, and beneficial owners of more than 10 percent of the Company's outstanding Common Shares, to file reports of ownership and changes in ownership of the Company's Common Shares with the Securities and Exchange Commission and to send copies of such reports to the Company. Based solely upon a review of such reports and amendments thereto furnished to the Company and upon written representations of certain of such persons that they were not required to file certain of such reports, the Company believes that no such person failed to file any such report on a timely basis during 2004, except that during an audit of direct and indirect ownership holdings, it was found that there were 6 late filings regarding the reporting of dividend reinvestment purchases totaling 72 shares from 1997-2002. The shares were acquired for an account in the name of a step-daughter of Gregory Mutz. The dividend reinvestment purchases were reported in June 2004 at the time of the audit.

                              PROPOSAL 2

          TRUSTEES' PROPOSAL TO ELIMINATE THE CLASSIFICATION
                       OF THE BOARD OF TRUSTEES

                   AMENDMENT OF DECLARATION OF TRUST

     Article 5, Section 1 of our Articles of Amendment and Restatement
(the "Charter") provides that the Board of Trustees be divided into three classes, as nearly equal in number as possible, with members of each class serving three-year terms. This system for electing directors was adopted in 1994. To implement an annual election of trustees, our Charter must be amended. This amendment requires approval by the affirmative vote of at least a majority of the outstanding common shares as of the record date. Abstentions and broker non-votes will count as votes against this proposal.

     The Board of Trustees has unanimously adopted resolutions, subject to shareholder approval, approving and declaring the advisability of an amendment to Article 5, Section 1 of our Charter to declassify the Board of Trustees. The proposal would allow for the annual election of all trustees in the manner described below. Our Charter allows us to fix the number of trustees and later change the number from time to time, but the number of trustees cannot exceed fifteen or be less than three. The current number is nine trustees. The proposal would not change the present number of trustees and the trustees will retain the authority to change that number and to fill any vacancies or newly created trusteeships.

     Classified or staggered boards have been widely adopted and have a long history in corporate law. Proponents of classified boards assert they promote the independence of trustees or directors because having been elected for multi-year terms, they are less subject to outside influence. Proponents of a staggered system for the election of trustees also believe it provides continuity and stability in the management of the business and affairs of a company because a majority of trustees always have prior experience as trustees of the company. This continuity and long-term focus is particularly important to organizations, such as ours, where investments are long-term. Proponents further assert that classified boards may enhance stockholder value by forcing an entity seeking control of a target company to initiate arms-length discussions with the board of a target company because the entity is unable to replace the entire board in a single election.

     On the other hand, some investors view classified boards as having the effect of reducing the accountability of trustees to shareholders because classified boards limit the ability of shareholders to evaluate and elect all trustees on an annual basis. The election of trustees is a primary means for shareholders to influence corporate governance policies and to hold management accountable for implementing those policies. In addition, opponents of classified boards assert that a staggered structure for the election of trustees may discourage proxy contests in which shareholders have an opportunity to vote for a competing slate of nominees and therefore may erode shareholder value.

     We have not received any shareholder proposals to declassify the Board of Trustees. This proposal is being presented for the first time to our shareholders. The Nominating and Governance Committee and the full Board of Trustees has considered carefully the advantages and disadvantages of maintaining a classified board structure, and the Board of Trustees, upon the recommendation of the Nominating and Governance Committee, has decided that it is an appropriate time to propose declassifying the Board. The Board is committed to principles of corporate democracy and this determination by the Board is in furtherance of its goal of ensuring that the company's corporate governance policies maximize management accountability to stockholders and would, if adopted, allow stockholders the opportunity each year to register their views on the performance of the entire Board of Trustees.

     The Board of Trustees has unanimously approved the proposed amendment declassifying our Board of Trustees. If approved by the requisite vote of shareholders, our Charter will be amended to allow for the annual election of all trustees.

     If the proposed amendment is approved by our shareholders, the terms for all of our trustees will end at our 2006 annual meeting. Beginning with the 2006 annual meeting, all trustees would be elected for one-year terms at each annual meeting.

     The proposed amendment to our Charter is set forth in Appendix A, and we have shown the proposed deletions to the relevant section of Article 5 resulting from the amendment. If approved, this proposal will become effective upon the filing of Articles of Amendment to our Charter with the Secretary of State of the State of Maryland, which the Company would do promptly after the annual meeting.

     YOUR BOARD OF TRUSTEES RECOMMENDS A VOTE "FOR" THE PROPOSAL TO AMEND THE CHARTER OF THE COMPANY TO DECLASSIFY THE BOARD OF TRUSTEES.

                              PROPOSAL 3

                    RATIFICATION OF APPOINTMENT OF
             INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



     The Audit Committee has selected the firm of KPMG LLP as the Company's independent Registered Public Accounting Firm for 2005. A proposal to ratify this appointment will be presented at the Annual Meeting. The affirmative vote of a majority of the votes cast at the Annual Meeting will be necessary to adopt this proposal. For purposes of the vote on this matter, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be counted toward the presence of a quorum.

     Each valid proxy returned to the Company will be voted for the ratification of the appointment of KPMG LLP as the Company's independent Registered Public Accounting Firm for 2005 unless the proxy specifies otherwise. The Board recommends that shareholders vote FOR the ratification of such appointment.

     The Company expects that representatives of KPMG LLP will be present at the Annual Meeting and will be available to respond to appropriate questions. Such representatives will have the opportunity to make a statement at the Annual Meeting if they desire to do so.



                         SHAREHOLDER PROPOSALS

     Shareholder proposals intended to be presented at the Annual Meeting of shareholders to be held in the year 2006 must be received by AMLI at its principal executive offices on or before November 23, 2005 for inclusion in the Company's proxy statement and form of proxy relating to that meeting.

     Shareholder proposals intended to be presented at the annual meeting of shareholders to be held in the year 2006, but not included in its Annual Meeting proxy statement, must be received by the Company's Secretary at its principal executive offices not less than 60 days nor more than 90 days prior to the first anniversary of the 2005 Annual Meeting of Shareholders, unless the date of the Annual Meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary date, in which event notice must be delivered not less than 60 days nor more than 90 days prior to the 2006 Annual Meeting date or the tenth day following the day on which public announcement of the Annual Meeting date is first made. For 2006, these proposals must be received between January 25, 2006 and February 24, 2006.



                      PROXY SOLICITATION EXPENSE

     The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, proxies may be solicited personally, or by telephone, facsimile transmission or other electronic means, by officers or employees of the Company. The Company will also request persons, firms and corporations holding shares beneficially owned by others to send proxy material to, and obtain proxies from, the beneficial owners of such shares and will, upon request, pay the holders' reasonable expenses for doing so.

                                                         EXHIBIT A

                       ARTICLES OF AMENDMENT TO
                   AMLI RESIDENTIAL PROPERTIES TRUST
                 ARTICLES OF AMENDMENT AND RESTATEMENT

     Amli Residential Properties Trust, a Maryland real estate investment trust (the "Trust"), hereby certifies to the State Department of assessments and Taxation of Maryland ("SDAT") that:

     1. The Trust desires to and does amend its charter as currently in effect and as hereinafter provided.

     2. Article 5, Section 1 is hereby amended by deleting the following:

                 "SECTION 1. NUMBER, TERMS, QUALIFICATION, COMPENSATION AND NAMES OF TRUSTEES. There shall be not less than three nor more than fifteen Trustees (referred to as the "Trustees" or the "Board of Trustees"). The number of Trustees shall be determined from time to time by resolution of the Trustees. Except for the initial terms of Class I and Class II Trustees, as set forth on Schedule A hereto, the term of office of each Trustee shall be three years and until the election and qualification of his successor. Trustees may succeed themselves in office. Trustees shall be individuals who are at least 21 years old and not under legal disability. No person shall qualify as a Trustee until he shall have agreed in writing to be bound by this Declaration of Trust. No Trustee shall be required to give bond, surety or securities to secure the performance of his duties or obligations hereunder. Whenever a vacancy in the number of Trustees shall occur, until such vacancy is filled as provided in Section 3 of this Article 5, the Trustees or Trustee continuing in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by this Declaration of Trust. The Trustees shall receive such fees for their services and expenses as they shall deem reasonable and proper. Immediately after the closing of the Initial Public Offering (as such term is defined in Article 3), the Board of Trustees shall include a majority of Trustees ("Disinterested Trustees") who are not affiliated with Amli Realty Co., a Delaware corporation, and its affiliates and successors.

                      The Trustees shall be divided into three classes,
                 designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of Trustees constituting the entire board of Trustees. The initial Class I Trustees shall be elected for a one-year term, the initial Class II Trustees for a two-year term and the initial Class III Trustees for a three-year term. At each succeeding annual meeting of Shareholders, beginning with the annual meeting in 1995, successors to the class of Trustees whose term expires at that annual meeting shall be elected for a three-year term. If the authorized number of Trustees is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of Trustees in each class as nearly equal as possible, and any additional Trustee of any class elected to fill a vacancy resulting from an increase in such class, subject to Section 3 of this Article 5, shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of Trustees shorten the term of any incumbent Trustee. A Trustee shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation or removal from office. A majority of the entire Board of Trustees shall constitute a quorum for the transaction of business, PROVIDED that, if less than a majority of such Trustees are present at said meeting, a majority of the Trustees present may adjourn the meeting from time to time without further notice, and PROVIDED further that, if, pursuant to this Declaration of Trust or the Bylaws, the vote of a majority of a particular group of Trustees is required for action, a quorum must also include a majority of such group. The name, address and class of each of the initial Trustees (and all subsequent Trustees) shall be set forth on Schedule A attached hereto as it may be revised from time to time."

           and replacing it with the following:

                 "SECTION 1. NUMBER, TERMS, QUALIFICATION, COMPENSATION AND NAMES OF TRUSTEES. There shall be not less than three nor more than fifteen Trustees (referred to as the "Trustees" or the "Board of Trustees"). The number of Trustees shall be determined from time to time by resolution of the Trustees. Trustees may succeed themselves in office. Trustees shall be individuals who are at least 21 years old and not under legal disability. No person shall qualify as a Trustee until he shall have agreed in writing to be bound by this Declaration of Trust. No Trustee shall be required to give bond, surety or securities to secure the performance of his duties or obligations hereunder. Whenever a vacancy in the number of Trustees shall occur, until such vacancy is filled as provided in Section 3 of this Article 5, the Trustees or Trustee continuing in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by this Declaration of Trust. The Trustees shall receive such fees for their services and expenses as they shall deem reasonable and proper.

                      If the authorized number of Trustees is changed,
                 any additional Trustee elected shall hold office until the next annual meeting of shareholders, but in no case shall a decrease in the number of Trustees constituting the Board shorten the term of any incumbent Trustee. A majority of the entire Board of Trustees shall constitute a quorum for the transaction of business, PROVIDED that, if less than a majority of such Trustees are present at said meeting, a majority of the Trustees present may adjourn the meeting from time to time without further notice, and PROVIDED further that, if, pursuant to this Declaration of Trust or the Bylaws, the vote of a majority of a particular group of trustees is required for action, a quorum must also include a majority of such group. The name, address and class of each of the Trustees (and all subsequent Trustees) shall be set forth on Schedule A attached hereto as it may be revised from time to time."

     3. The foregoing amendment has been duly advised by the Trust's Board of Trustees and approved by the Trust's shareholders in accordance with the applicable provisions of law.

     4. The undersigned President acknowledges these Articles of Amendment to be the act of the Trust and as to all matters or facts required to be verified under oath, the undersigned President acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.


     IN WITNESS WHEREOF, the Trust has caused these Articles of Amendment to be signed in its name and on its behalf as of __________ ____, 2005, by its President and attested to by its Secretary.


                                  AMLI RESIDENTIAL PROPERTIES TRUST



                                  By:
                                       ------------------------------

                                  Name:

                                  Title: President



                                  By:
                                       ------------------------------

                                  Name:

                                  Title: Secretary